Exhibit No. 4(c)


            FORM OF INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

     THIS AGREEMENT is made as of __________, 2001, by and between BRINSON ADVISORS, INC., a Delaware corporation ("Brinson Advisors"), and BRINSON MANAGED INVESTMENTS TRUST, a Massachusetts business trust (the "Trust"), on behalf of its series, Brinson Equity Focus Fund ("Fund").

                               W I T N E S S E T H

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust has established the Fund; and

WHEREAS, Brinson Advisors is registered with the Commission as an investment advisor under the Investment Advisers Act of 1940, as amended (the "Advisers
Act") and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is in the business of acting as an investment advisor and as a broker-dealer; and

WHEREAS, the Trust, on behalf of the Fund, and Brinson Advisors desire to enter into an agreement to provide for investment advisory and administration services for the Fund on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

I.       APPOINTMENT OF BRINSON ADVISORS

Subject to the terms and conditions of this Agreement and the policies and control of the Trust's Board of Trustees ("Trustees"), the Trust, on behalf of the Fund, hereby appoints Brinson Advisors to serve as the investment advisor and administrator to the Fund, to provide the investment advisory services set forth below in Section III and the administration services set forth below in
Section IV. Brinson Advisors accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. Brinson Advisors agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Fund and has no authority to act for or represent the Fund in any way.

II.      REPRESENTATIONS AND WARRANTIES

         A.   Representations and Warranties of Brinson Advisors

         Brinson Advisors hereby represents and warrants to the Trust as follows:

              1. DUE INCORPORATION AND ORGANIZATION. Brinson Advisors is duly organized and is in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

              2. REGISTRATION. Brinson Advisors is registered as an investment advisor with the Commission under the Advisers Act and as a broker-dealer with the Commission under the 1934 Act. Brinson

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                  Advisors  shall maintain such  registrations  in effect at all times during the term of this Agreement.

         B.   Representations  and  Warranties  of the  Fund and the Trust

         The Trust, on behalf of the Fund, hereby represents and warrants to Brinson Advisors as follows:

              1. DUE ORGANIZATION. The Trust has been duly organized under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.

              2. REGISTRATION. The Trust is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the Securities Act of 1933, as amended, and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

III.     DUTIES AS INVESTMENT ADVISOR

In carrying out the terms of this Agreement with respect to its duties as investment advisor, Brinson Advisors shall do the following subject to the supervision of the Trustees:

         1. select the securities to be purchased, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio, place trades for all such securities and regularly report thereon to the Trustees;

         2. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Trustees;

         3. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Fund, securities held by or under consideration for the Fund, or the issuers of those securities;

         4. provide economic research and securities analyses as Brinson Advisors considers necessary or advisable in connection with Brinson Advisors' performance of its duties hereunder;

         5. provide assistance to the administration of the Trust with the task of valuing portfolio securities held by the Trust; and

         6. take any other actions which appear to Brinson Advisors and the Trustees necessary to carry into effect Brinson Advisors' duties as investment advisor under this Agreement.

IV.      DUTIES AS ADMINISTRATOR

In  carrying  out the terms of this  Agreement  with  respect  to its  duties as
administrator,   Brinson  Advisors  shall  do  the  following   subject  to  the
supervision of the Trustees:

         1. provide the Fund with officers and other corporate, administrative and clerical personnel necessary to perform the Fund's operations;



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         2.  provide  office  space,  equipment  and  facilities  (which  may be
             Brinson Advisors' or its affiliates') for maintaining the Trust's organization, for meetings of the Trustees and shareholders, and for performing administrative services hereunder;

         3. assist the Trust in obtaining the services of and contracting with custodians of the Fund's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

         4. provide oversight of and manage all aspects of the Fund's operations (other than investment advisory activities), oversee relations with, and monitor the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Trustees;

         5.  provide  certain   internal   clerical  and  legal  services,   and
             stationery and office supplies;

         6.  provide or oversee the provision of accounting services, including:

             a) determining (with the assistance of the Fund's advisor and/or sub-advisor as necessary) and arranging for the publication of the net asset value of the Fund;

             b)  preparing   financial   information  for  presentation  to  the
                 Trustees;

             c) preparing and monitoring the Trust's annual expense budget, and establishing daily accruals;

             d)  coordinating payment of Fund expenses;

             e)  calculating   periodic   dividend   rates  to  be  declared  in
                 accordance with guidelines;

             f) calculating total return information as described in the current prospectus and statement of additional information ("Registration Statement");

             g)  responding to regulatory audits;

         7. provide non-investment related statistical and research data and such other reports, evaluations and information as the Fund may request from time to time;

         8.  monitor  the  Fund's  compliance  with  the  current   Registration
             Statement, the 1940 Act, the Internal Revenue Code and other applicable laws and regulations;

         9. prepare, to the extent requested by the Fund and at the Fund's expense, registration statements, proxy statements and annual and semi-annual reports to shareholders;



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

         10. arrange for the printing and mailing (at the Fund's expense) of prospectuses, proxy statements and other reports or other materials provided to the Fund's shareholders;

         11. support outside auditors in preparing and filing the Fund's federal and state tax returns and required tax filings;

         12. prepare periodic reports to and filings with the Commission and state Blue Sky authorities;

         13. maintain the Trust's existence, and during such times as the shares of the Fund are publicly offered, maintain the registration and qualification of the Fund's shares under federal and state law;

         14. keep and maintain the financial accounts and records of the Fund;

         15. analyze and propose changes to shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle;

         16. provide the  Trustees on a regular  basis with reports and analyses
             of  the  Fund's   operations   and  the  operations  of  comparable
             investment companies; and

         17. take any other actions which appear to Brinson Advisors and the Trustees necessary to carry into effect Brinson Advisors' duties as administrator under this Agreement.

V.       DELEGATION OF BRINSON ADVISORS' DUTIES AS
         INVESTMENT ADVISOR

Subject to the approval of the Trustees, and the shareholders of the Fund (if required), Brinson Advisors may enter into one or more agreements (each a "Sub-Advisory Agreement") with one or more sub-advisors in which Brinson Advisors delegates to such sub-advisors any or all of its duties specified in
Section III of this Agreement, with respect to all or a portion of the Fund's assets, provided that each Sub-Advisory Agreement imposes on the sub-advisor bound thereby the corresponding duties and conditions to which Brinson Advisors is subject by Section III of this Agreement. With respect to each Sub-Advisory Agreement, Brinson Advisors shall perform an initial review of the prospective sub-advisor and shall supervise and monitor the sub-advisor's performance thereafter. Brinson Advisors agrees to report to the Trust the results of its evaluation, supervision and monitoring functions and to keep certain books and records of the Trust in connection therewith. Brinson Advisors further agrees to communicate performance expectations and evaluations to such sub-advisor and to recommend to the Trust whether the Sub-Advisory Agreement with such sub-advisor should be renewed, modified or terminated. Brinson Advisors is responsible for informing the sub-advisor of the Fund's investment objective, policies and restrictions, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the sub-advisor with respect to the Fund and for monitoring the sub-advisor's discharge of its duties; but Brinson Advisors is not responsible for the specific actions (or inactions) of such sub-advisor in the performance of the duties assigned to it.



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

VI.      DELEGATION OF BRINSON ADVISORS' DUTIES AS
         ADMINISTRATOR

Subject to the approval of the Trustees, Brinson Advisors may enter into one or more agreements (each a "Sub-Administration Agreement") with one or more sub-administrators in which Brinson Advisors delegates to such sub-administrators any or all of its duties specified in Section IV of this Agreement provided that each Sub-Administration Agreement imposes on the sub-administrator bound thereby the corresponding duties and conditions to which Brinson Advisors is subject by Section IV of this Agreement. With respect to each Sub-Administration Agreement, Brinson Advisors shall perform an initial review of the prospective sub-administrator and shall monitor the sub-administrator's performance thereafter.

VII.     BROKER-DEALER RELATIONSHIPS

         A.   Trade Execution

         Brinson Advisors shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by Brinson Advisors, which may include brokers affiliated with Brinson Advisors, subject to the requirements of Section 11(a) of the 1934 Act, and in accordance with Rule 17e-1 under the 1940 Act. Brinson Advisors shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.

         B.   Selection of Broker-Dealers

         In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected that also provide brokerage or research services (as those terms are used in Section 28(e) of the 1934 Act) to Brinson Advisors and/or the other accounts over which Brinson Advisors exercises investment discretion. Brinson Advisors is authorized to cause the Fund to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Brinson Advisors determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid, in accordance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that Brinson Advisors and its affiliates have with respect to accounts over which they exercise investment discretion. Brinson Advisors may consider the sale of shares of the Fund and of other investment companies advised by Brinson Advisors as a factor in the selection of brokers or dealers to effect transactions for the Fund, subject to Brinson Advisors' duty to seek best execution. Brinson Advisors may also select brokers or dealers to effect transactions for the Fund that provide payment for expenses of the Fund. The Trustees shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.



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VIII.    CONTROL BY THE TRUSTEES

Any investment program undertaken by Brinson Advisors pursuant to this Agreement, as well as any other activities undertaken by Brinson Advisors on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Trustees.

IX.      COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, Brinson Advisors shall at all times conform to:

         1.   all applicable provisions of the 1940 Act;

         2.   the  provisions  of the  current  Registration
              Statement of the Trust;

         3. the provisions of the Trust's Declaration of Trust, as may be amended from time to time;

         4. the provisions of the Bylaws of the Trust, as may be amended from time to time; and

         5. any other applicable provisions of state and federal law.

X.       COMPENSATION

For the services to be rendered, the facilities furnished and the expenses assumed by Brinson Advisors, the Trust, on behalf of the Fund, shall pay to Brinson Advisors a fee, computed daily and paid monthly, at an annual rate of 0.80% of average daily net assets of the Fund.

Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 (1/366 in the event of a leap year) of the annual advisory fee applied to the daily net assets of the Fund. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of
Section XII hereof, payment of Brinson Advisors' compensation for the preceding month shall be made as promptly as possible.

XI.      EXPENSES

The expenses in connection with the management of the Fund shall be allocated between the Fund and Brinson Advisors as follows:



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

         A.   Expenses of Brinson Advisors

         Brinson Advisors shall pay:

              1. the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the Fund, including without limitation, office space, office equipment, telephone and postage costs; and

              2. all fees and expenses of all Trustees, officers and employees, if any, of the Trust who are employees of Brinson Advisors, including any salaries and employment benefits payable to those persons.

         B.   Expenses of the Fund

         The Fund shall pay:

              1. fees payable to and expenses incurred on behalf of the Fund by Brinson Advisors under this Agreement;

              2. brokers' commissions, issue and transfer taxes or other transaction fees payable in connection with any transactions in the securities in the Fund's investment portfolio or other investment transactions incurred in managing the Fund's assets, including portions of commissions that may be paid to reflect brokerage research services provided to Brinson Advisors;

              3.  taxes;

              4.  expenses of organizing the Trust and the Fund;

              5. filing fees and expenses relating to the registrations and qualification of the Fund's shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications;

              6.  fees  and  salaries  payable  to  the  Trustees  who  are  not
                  interested   persons   of  the  Trust  or   Brinson   Advisors
                  ("Independent Trustees");

              7.  all  expenses   incurred  in  connection  with  the  Trustees'
                  services, including travel expenses;

              8. costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds;

              9. any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Fund for violation of any law;

              10. legal, accounting and auditing expenses,  including legal fees of special counsel for the Independent Trustees;

              11. charges of custodians, transfer agents and other agents;



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              12. expenses  of setting  in type and  printing  prospectuses  and supplements thereto, statements of additional information and supplements thereto, and reports and proxy materials for existing shareholders;

              13. costs  of  mailing   prospectuses  and  supplements   thereto,
                  statements of additional information and supplements thereto, and reports and proxy materials to existing shareholders;

              14. any extraordinary  expenses  (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or Fund;

              15. fees,  voluntary  assessments  and other expenses  incurred in
                  connection    with    membership   in    investment    company
                  organizations;

              16. cost of mailing and  tabulating  proxies and costs of meetings of shareholders, the Trustees and any committees thereof;

              17. the  cost  of   investment   company   literature   and  other
                  publications provided by the Trust to its Trustees and officers;

              18. costs of mailing, stationery and communications equipment;

              19. expenses  incident to any  dividend,  withdrawal or redemption options;

              20. charges and  expenses of any outside  pricing  service used to value portfolio securities;

              21. interest on borrowings of the Trust; and

              22. fees or expenses related to license agreements with respect to securities indices.

Notwithstanding the above, Brinson Advisors may waive a portion or all of the fees it is entitled to receive.

In addition, Brinson Advisors may reimburse the Trust, on behalf of the Fund, for expenses allocated to the Fund.

The Trust or the Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by Brinson Advisors and acknowledged as otherwise payable by Brinson Advisors pursuant to this Agreement, the Fund may reduce the fee payable to Brinson Advisors pursuant to
Section X thereof by such amount. To the extent that such deductions exceed the fee payable to Brinson Advisors on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

The payment or assumption by Brinson Advisors of any expenses of the Trust or the Fund that Brinson Advisors is not required by this Agreement to pay or assume shall not obligate Brinson Advisors to pay or assume the same or any similar expense of the Trust or the Fund on any subsequent occasion.



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XII.     ADDITIONAL SERVICES

Upon the request of the Trustees, Brinson Advisors may perform certain services on behalf of the Fund that are not required by this Agreement. Such services will be performed on behalf of the Fund and Brinson Advisors may receive from the Fund such reimbursement for costs or reasonable compensation for such services as may be agreed upon between Brinson Advisors and the Trustees on a finding by the Trustees that the provision of such services by Brinson Advisors is in the best interests of the Fund and its shareholders.

XIII.    NON-EXCLUSIVITY

The services of Brinson Advisors to the Fund are not to be deemed to be exclusive, and Brinson Advisors shall be free to render similar services or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of Brinson Advisors may serve as officers or Trustees of the Trust, to the extent permitted by law; and that the officers and directors of Brinson Advisors are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.

XIV.     TERM

This Agreement, which shall become effective on the date first above written, shall have an initial term of two years and then may be renewed in accordance with Section XV herein.

XV.      RENEWAL

Following the expiration of its initial two-year term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

         1.   a.  by the Trustees, or

              b. by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

         2. by the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this Agreement by votes cast in person at a meeting specifically called for such purpose.

XVI.     TERMINATION

This Agreement may be terminated at any time without the payment of any penalty, by vote of the Trustees or by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by Brinson Advisors, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).



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XVII.     AMENDMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

XVIII.     LIMITATION OF LIABILITY

Brinson Advisors shall not be liable to the Trust for any losses incurred by the Trust except to the extent that such losses resulted from an act or omission on the part of Brinson Advisors or its officers, directors or employees that involves willful misfeasance, bad faith or gross negligence, or reckless disregard by Brinson Advisors of its duties under this Agreement, in connection with the services rendered by Brinson Advisors hereunder. Any person, even though also an officer, director, employee, or agent of Brinson Advisors, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to the Fund or the Trust or acting with respect to any business of the Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Brinson Advisors even though paid by it.

XIX.    LIMITATION OF LIABILITY OF THE TRUSTEES AND
        SHAREHOLDERS OF THE TRUST

No Trustee, shareholder, officer, employee or agent of the Fund shall be liable for any obligations of the Fund or the Trust under this Agreement, and Brinson Advisors agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to any Trustee, shareholder, officer, employee or agent.

XX.      NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         IF TO THE TRUST, ON BEHALF OF THE FUND:

              Brinson Managed Investments Trust
              51 West 52nd Street
              New York, NY  10019
              Fax number (212) 713-1374
              Attention: Amy R. Doberman, Esq.

         IF TO BRINSON ADVISORS:

              Brinson Advisors, Inc.
              51 West 52nd Street
              New York, NY  10019
              Fax number (201) 533-2844
              Attention: Paul H. Schubert




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

XXI.  GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that Section XIX above will be construed in accordance with the laws of the Commonwealth of Massachusetts. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, or contained in no-action and interpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, order or interpretation of the Commission or the Commission staff, such provisions shall be deemed to incorporate the effect of such rule, order or interpretation.

XXII.  MISCELLANEOUS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on day and year first above written.


BRINSON ADVISORS, INC.              BRINSON ADVISORS, INC.




By:                                  By:
    ---------------------------          -------------------------------------
Name:                                Name:
Title:                               Title:



BRINSON MANAGED                      BRINSON MANAGED
INVESTMENTS TRUST                    INVESTMENTS TRUST




By:                                  By:
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Name:                                Name:
Title:                               Title: